Exhibit 99.1

The ONE Group Hospitality Announces Agreement with a Subsidiary of SBE Entertainment to
Purchase the Katsuya and Cleo Restaurant Brands and Establish Strategic Relationship

Adding 12 owned and managed/licensed restaurants globally

SBE expected to provide opportunity for at least 10 additional restaurants at SLS, Redbury or Hyde hotels over the next 5 years

Pro Forma Adjusted EBITDA of approximately $14.9 million for 2014

NEW YORK – July 9, 2015 – The ONE Group Hospitality, Inc. (“The ONE Group”) (Nasdaq:STKS) today announced that it has entered into an agreement with SBEEG Holdings, LLC (“SBE”), holding company of the SLS, Redbury and Hyde hotel brands, to purchase the Katsuya and Cleo restaurant brands and establish a strategic relationship to seek to open Katsuya, Cleo and other The ONE Group restaurants at new SLS, Redbury and Hyde hotels. By the end of 2015, it is anticipated that there will be up to 12 owned and managed/licensed Katsuya and Cleo locations globally. Total consideration includes $75 million in cash and 200,000 warrants at an exercise price of $5.00 per share. The closing of the acquisition is subject to certain customary closing conditions.

Transaction highlights include:

-	Brands anticipated to add approximately $28 million in 2014 annualized GAAP revenues to The ONE Group revenues and approximately $55 million in 2014 annualized total food and beverage sales in owned, managed and licensed units*. Adjusted EBITDA on a pro forma basis of approximately $14.9 million in 2014, up from $7.8 million as originally reported by the Company.

-	Acquisition includes four Katsuya locations in Los Angeles that are company-owned and operated. The ONE Group will receive license fees from the two managed Katsuya locations in SLS Hotels in Las Vegas and Miami and from two additional managed locations, one expected to open in the SLS Lux at Baha Mar in the Bahamas and the other expected to open in the SLS Lux Brickell in Miami.

-	Licensing agreement with Alshaya for the Middle East which includes three Katsuya restaurants in the Middle East with a commitment by Alshaya to open an additional 14 locations in the region over the next 5 years.

-	The ONE Group will receive license fees from three managed Cleo locations in Los Angeles (Redbury Hotel), Las Vegas (SLS Hotel) and Miami (Redbury Hotel), and one additional managed location expected to open in the Bahamas (SLS Lux at Baha Mar).

-	The new restaurant brands will increase our portfolio of one, two and three meal a day restaurants for our hotel partners to choose from as part of our hotel food and beverage program.

-	An agreement providing the opportunity to open additional The ONE Group restaurants at new SLS, Redbury and Hyde hotels, under which SBE is expected to provide opportunity for at least 10 additional restaurants at SLS, Redbury or Hyde hotels over the next 5 years.

* Total food and beverage sales at owned, managed and licensed units, a non-GAAP measure, represents total revenue from owned operations as well as the revenue reported to us with respect to sales at managed and licensed locations, where we earn management, license and/or incentive fees at these locations. For a reconciliation of Katsuya/Cleo unaudited 2014 GAAP revenue to 2014 Total food and beverage sales at owned, managed and licensed units, and a discussion of why we consider it useful, see Regulation G: Non-GAAP Financial Measures disclosure below.

** Adjusted EBITDA, a non-GAAP measure, represents net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation and losses from discontinued operations. For a reconciliation of pro forma 2014 adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see Regulation G: Non-GAAP Financial Measures disclosure below.

“We believe the proposed acquisition will be transformative for our company. Pending the completion of the transaction, our pro forma 2014 Adjusted EBITDA** would have been approximately $14.9 million, up from $7.8 million as originally reported by us, by combining the Katsuya and Cleo brands with our restaurant and hospitality businesses, while leveraging our global infrastructure,” said Jonathan Segal, CEO of The ONE Group. “This deal will be both incredibly synergistic, since the existing domestic restaurants are in markets we currently operate in, as well as additive to our growth, as it will open up geographic expansion into the Middle East. Further, the acquisition will allow us to take the Katsuya and Cleo brands into existing STK markets and gives us a great opportunity to expand all of our brands into new SLS and Redbury hotels in the future – providing additional potential avenues for the growth of our hospitality business moving forward.”

“The transaction allows us to form a unique partnership with The ONE Group. While we are selling them the Katsuya and Cleo restaurant brands, we really view this as a great opportunity to grow these brands in partnership, by seeking to incorporate them at many of our planned SLS, Redbury and Hyde hotel properties in the future. We’ve watched The ONE Group expand globally and we believe they truly understand how to operate high-energy restaurant concepts and they share our passion for creating unique hospitality experiences. We look forward to a great working partnership with The ONE Group and the opportunity to scale these brands globally,” said Founder, Chairman and CEO, Sam Nazarian of SBE.

Katsuya

Katsuya by Starck pairs Master Sushi Chef Katsuya Uechi’s fresh takes on Japanese classics with design icon Philippe Starck’s sleek and sultry interiors in a unique sushi restaurant. Chef Uechi skillfully evolves Japanese sushi and robata classics with inspired dishes including Crispy Rice with Spicy Tuna, Yellowtail Sashimi with Jalapeño and Miso-Marinated Black Cod. Katsuya’s award-winning mixology program includes signature cocktails like the Burning Mandarin with hand-crushed serrano chili and The Dragon with yuzu and ginger.

There are currently 9 Katsuyas operating in Los Angeles (4), Middle East (3), South Beach (1) and Las Vegas (1) and one additional location is expected to open at the Baha Mar in the Bahamas. Katsuya currently owns the Los Angeles locations and manages / licenses the other operating locations.

The locations in the Middle East are licensed to Alshaya, which is headquartered in Kuwait and has a 125 year operating history. They currently are a multinational retail franchise operator with 2,800+ stores, with partnerships with over 70 consumer and retail brands across the Middle East, North Africa and Europe. Alshaya has committed to opening an additional 14 locations in the region over the next 5 years.

Cleo

From the moment you step inside Cleo, you’re enveloped by the aroma of Chef Danny Elmaleh’s contemporary Mediterranean cuisine, and Matthew Rolston’s enlivening décor that makes you feel right at home. The restaurants feature delicious shareable plates, mezzes, flatbreads and cocktails in a warm, intimate restaurant setting that playfully marries old Hollywood glamour with relaxed Mediterranean charm.

There are currently three Cleo locations operated under management agreements in Los Angeles, Las Vegas and Miami, and one additional location is expected to open at the Baha Mar in the Bahamas.

Financing

The Company anticipates raising the financing through a combination of debt and equity. Jefferies and KeyBank are expected to provide debt financing for the transaction. There can be no assurance that we will be able to obtain the requisite amount of financing to pay the purchase price for the acquisition on acceptable terms or at all.

About The ONE Group

The ONE Group is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. The ONE Group’s food and beverage hospitality services business, ONE Hospitality, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

About SBE and SLS Hotels

sbe is a global hospitality and entertainment company helmed by visionary Founder, Chairman and CEO Sam Nazarian which comprises a thriving collection of award-winning hotels, casinos, residences, restaurants and nightlife destinations. The company is founded on the core belief that hospitality is about not only enjoying impeccable service and luxurious amenities, but also having meaningful cultural experiences and meeting like-minded people in environments that match one’s personal style.

SLS Hotels has created a new paradigm in the luxury hotel experience that speaks to a global, sophisticated audience. Taking service and luxury standards from traditional 5-star hotels and injecting elements of creativity and community, SLS delivers a guest experience that seamlessly delivers service, style and fun. SLS Hotels are currently open in Beverly Hills, South Beach, and Las Vegas and are coming soon to New York City, The Bahamas, Seattle, and Philadelphia.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the timing and closing of the proposed acquisition (if at all), the terms of the Company’s contemplated debt and equity financing, and the Company’s ability to consummate any such debt and equity financing.  Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K/A filed on April 1, 2015. Investors are referred to the most recent reports filed with the SEC by the Company. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Regulation G: Non-GAAP Financial Measures

Total food and beverage sales at owned, managed and licensed units. Total food and beverage sales at owned, managed and licensed units represents total revenue from owned operations as well as the revenue reported to us with respect to sales at managed and licensed locations, where we earn management, license and/or incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies.

The following table includes a reconciliation of Katsuya/Cleo 2014 unaudited GAAP revenue to 2014 total food and beverage sales at owned, managed and licensed units:

TOTAL KATSUYA AND CLEO FOOD AND BEVERAGE SALES

SALES RECONCILIATION

For the Year Ended December 31,
2014
(unaudited)

Owned Unit Net Revenues (a)	$26,870.1
Management and Incentive Fee Revenue	1,321.3
GAAP Revenues	28,191.4

Food and Beverage Sales from Managed Units (a)	29,718.2

Food and Beverage Sales from Discontinued Operations (a)	-

Total Food and Beverage sales at Owned and Managed Units	$56,588.3

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses and losses from discontinued operations. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that Adjusted EBITDA is a more appropriate measure of operating performance, as it provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of Pro Forma 2014 net income to Pro Forma 2014 adjusted EBITDA for the periods indicated:

THE ONE GROUP HOSPITALITY, INC

PROFORMA ADJUSTED EBITDA RECONCILIATION

	For the Year Ended December 31,
	2014
	(unaudited)
	TOG	Katsuya/Cleo	TOTAL
PROFORMA ADJUSTED EBITDA:
Net income attributable to TOG	$4,630.2	$5,862.0	$10,492.2
Net income attributable to noncontrolling interest	409.9		409.9
Net income	5,040.1	5,862.0	10,902.1
Interest	75.8	4.2	80.0
Income Taxes	817.3		817.3
Depreciation	1,438.7	1,365.5	2,804.2
Deferred Rent (1)	288.7	(85.6)	203.1
Preopening Expenses	3,890.3		3,890.3
Non-recurring gain	(1,200.0)		(1,200.0)
Loss from discontinued operations	1,492.6		1,492.6
Derivative expense	(3,854.0)		(3,854.0)
Stock based compensation	539.0		539.0

PROFORMA ADJUSTED EBITDA	8,528.3	7,146.1	15,674.4

Non-controlling PROFORMA ADJUSTED EBITDA	756.0		756.0

TOG PROFORMA ADJUSTED EBITDA	$7,772.4	$7,146.1	$14,918.5

Media Contact:

Sloane & Company

Dan Zacchei or Kate Traynor, 212-486-9500

Investor Contact:

ICR

Don Duffy or Michelle Epstein, 203-682-8200